EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

M&T Bank Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)

Equity	Common stock, par value $0.50 per share	Other	44,000	$168.45	$7,411,800	0.0000927	$687.07

Other	Participation Interests	Other	– (4)	–	–	–	–

Total Offering Amounts					$7,411,800		$687.07

Total Fee Offsets							$0

Net Fee Due							$687.07

Table 2: Fee Offset Claims and Sources

N/A

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock of M&T Bank Corporation (“M&T”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of M&T common stock.

(2)

Pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021, by and among M&T, Bridge Merger Corp., a wholly owned subsidiary of M&T (“Merger Sub”), and People’s United Financial, Inc. (“People’s United”), as amended, effective as of April 1, 2022, M&T acquired People’s United pursuant to a merger of Merger Sub with and into People’s United, with People’s United as the surviving entity (the “merger”). The number of shares registered hereunder represents the estimated number of shares of M&T common stock that may be offered or sold pursuant to the People’s United Bank, N.A. 401(k) Employee Savings Plan Sixth Amendment and Restatement (as amended, the “Legacy People’s United 401(k) plan”), which was assumed by M&T in connection with the merger, if participants elect to invest in M&T common stock through the Legacy People’s United 401(k) plan during payroll periods between the effective date of the merger and the merger of such plan with M&T’s existing 401(k) plan(s).

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of M&T common stock as reported on the New York Stock Exchange on April 1, 2022.

(4)

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Legacy People’s United 401(k) plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.